Exhibit 32
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of SM&A (the “Company”) on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), we, Cathy McCarthy, President and Chief Executive Officer and James R. Eckstaedt, Executive Vice President, Finance and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that, to his or her knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2008	By:	/s/ CATHY MCCARTHY
Cathy McCarthy
President and Chief Executive Officer

Dated: November 7, 2008	By:	/s/ JAMES R. ECKSTAEDT
James R. Eckstaedt
Executive Vice President, Finance and Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to SM&A and will be retained by SM&A and furnished to the Securities and Exchange Commission or its staff upon request.]